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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-86513, 333-86567 and 333-59803) pertaining to the 1993 Stock Option Plan and 1995 Stock Incentive Plan of Document Sciences Corporation of our report dated January 24, 2003, with respect to the consolidated financial statements of Document Sciences Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                        /s/ ERNST & YOUNG LLP

San Diego, California
March 20, 2003